UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

REDWOOD MORTGAGE INVESTORS VIII, L.P.,

a California Limited Partnership

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Beginning on July 5, 2023, Redwood Mortgage Investors VIII, L.P. (“RMI VIII”) sent an email to certain advisors whose clients are limited partners of RMI VIII, the form of which is below:

(Advisor Name),

I hope your summer is off to a great start.

I wanted to follow-up with you from our initial communication below on the proposal to dissolve the Redwood Mortgage Investors VIII, L.P., a California Limited Partnership (RMI VIII), and to approve the proposed plan of dissolution.

We are very appreciative to your client(s) who have voted and are hopeful we can get the remainder to get their votes in as timely as possible in July. We included an insert reminder with the June statements again outlining the three simple ways to vote. It is important that we receive the affirmative vote of a majority of the holders of limited partnership interests outstanding as of the record date to implement the dissolution plan.

Below is a list of your clients that reflects those who have voted (far right). We would appreciate your assistance in discussing and encouraging those who have not voted to cast their vote.

[CLIENT LIST]

Attached (for your reference) are the two items that were mailed mid-June via USPS to your clients who are limited partners of RMI VIII:

1.

A Consent Solicitation Statement and Consent Card of RMI VIII for the proposed dissolution of RMI VIII. This is important material regarding the proposed dissolution and Plan of Dissolution of RMI VIII for you and your client along with all of the limited partners to carefully review. RMI VIII requests that limited partners vote timely. Below outlines options on ways to vote.

2.	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for RMI VIII.

The Form 10-K can also be found on our website under the Closed Offerings tab:

http://www.redwoodmortgageinvestors.com

If you have any questions you may contact me (Tom Burwell) or my associates at:

1.	Phone: 650-645-9723

2.	Email: rmi8consentsolicitation@redwoodmortgage.com

3.	Fax: 650-257-8364

Three Simple Ways to Vote:

1.

INTERNET — To place a vote by Internet, please go to http://www.proxyvoting.com/RMI and follow the link to the consent voting website. You will need your unique control number printed on the consent card you should have previously received. Have your consent card available when you access the web page.

2.

TELEPHONE — To place a vote by phone, please call (888) 215-6726. At the prompt, please enter the unique control number printed to the right on the consent card you should have previously received. Follow the prompts to place your vote. Have your consent card available when you call.

3.	MAIL — Date, sign and mail your consent card in the envelope provided as soon as possible.

If a client has lost or not received the USPS mailing—they may contact the tabulator, Morrow Sodali LLC, at (800) 662-5200 or rmi.info@investor.morrowsodali.com to request their control number or to resend a new packet. The Limited Partner will need to supply their name and address.

Sincerely,

Tom Burwell

Marketing and Sales Director

Redwood Mortgage Corp.

177 Bovet Road, Suite 520

San Mateo, CA 94402

Additional Information and Where to Find It

RMI VIII has filed with the Securities and Exchange Commission (“SEC”) a definitive consent solicitation statement on Schedule 14A, containing a consent card, with respect to its solicitation of votes for the proposed dissolution and Plan of Dissolution of RMI VIII. INVESTORS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY RMI VIII AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONSENT SOLICITATION. Investors may obtain copies of these documents and other documents filed with the SEC by RMI VIII free of charge through the website maintained by the SEC at www.sec.gov. Copies of the consent solicitation statement and other documents filed by RMI VIII are also available free of charge at Redwood Mortgage Corp.’s website at http://redwoodmortgageinvestors.com under the Closed Offerings tab.

Participants

The general partners of RMI VIII, namely Michael R. Burwell and Redwood Mortgage Corp. and its directors, officers and employees, may be participants in the solicitation of votes with respect to the consent solicitation by RMI VIII. Information about the general partners’ direct or indirect interests, by security holdings or otherwise, is available in RMI VIII’s consent solicitation statement and any amendments or supplements thereto which is available free of charge at the SEC’s website at http://www.sec.gov.